Exhibit 23.1




To the Board of Directors of
Westell Technologies, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended on August 4, 1999 and August 19, 1999, of our reports dated May 11, 1999 included in Westell Technologies Inc.'s Form 10-K, as amended on August 4, 1999 and August 19, 1999, for the year ended March 31, 1999 and to all references to our Firm included in this Registration Statement.



                                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
August 25, 1999